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                                                                    EXHIBIT 99.4

                              ZIONS BANCORPORATION

                               OFFER TO EXCHANGE
ITS FIXED/FLOATING RATE SUBORDINATED NOTES DUE OCTOBER 15, 2011 WHICH HAVE BEEN
 REGISTERED UNDER THE SECURITIES ACT OF 1933 FOR ANY AND ALL OF ITS OUTSTANDING
          FIXED/FLOATING RATE SUBORDINATED NOTES DUE OCTOBER 15, 2011

       THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
           NEW YORK CITY TIME, ON JANUARY 17, 2002, UNLESS EXTENDED.

                                                               December 19, 2001

To Our Clients:

    Enclosed for your consideration is a prospectus dated December 19, 2001 (the "prospectus") and the accompanying letter of transmittal (which together constitute the "exchange offer") relating to the offer by Zions Bancorporation to exchange up to $200,000,000 aggregate principal amount of its Fixed/ Floating Rate Subordinated Notes due October 15, 2011 (the "new securities"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its outstanding Fixed/Floating Rate Subordinated Notes due October 15, 2011 (the "old securities"). As set forth in the prospectus, the terms of the new securities are identical in all material respects to the old securities, except that the new securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on their transfer and will not contain certain provisions providing for an increase in the interest rate thereon under the circumstances set forth in the exchange and registration rights agreement described in the prospectus. Old securities may be tendered in a principal amount of $1,000 and integral multiples of $1,000.

    We are forwarding the enclosed material to you as the beneficial owner of old securities held by us for your account or benefit but not registered in your name. Only we may tender old securities in the exchange offer as the registered holder, if you so instruct us. Therefore, Zions Bancorporation urges beneficial owners of old securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such holder promptly if they wish to exchange old securities in the exchange offer.

    Accordingly, we request instructions as to whether you wish us to exchange any or all old securities held by us for your account or benefit pursuant to the terms and conditions set forth in the prospectus and letter of transmittal. We urge you to read carefully the prospectus and letter of transmittal before instructing us to exchange your old securities.

    You should forward instructions to us as promptly as possible in order to permit us to exchange old securities on your behalf before the exchange offer expires at 5:00 P.M., New York City time, on January 17, 2002, unless extended. A tender of old securities may be withdrawn at any time prior to the expiration time, which means 5:00 P.M., New York City time, on January 17, 2002 or the latest time to which the exchange offer is extended.

    We call your attention to the following:

        1. The exchange offer is for the exchange of $1,000 principal amount of new securities for each $1,000 principal amount of old securities. $200,000,000 aggregate principal amount of the old securities was outstanding as of December 19, 2001.
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        2.  THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE "THE
    EXCHANGE OFFER--CONDITIONS TO THE EXCHANGE OFFER" IN THE PROSPECTUS.

        3. Zions Bancorporation has agreed to pay certain of the expenses of the exchange offer. It will pay any transfer taxes incident to the transfer of old securities from the tendering holder to Zions Bancorporation, except as provided in the prospectus and the letter of transmittal. See "The Exchange Offer--Fees and Expenses" in the prospectus and instruction 10 of the letter of transmittal.

    Zions Bancorporation is not making the exchange offer to, nor will it accept tenders from or on behalf of, holders of old securities residing in any jurisdiction in which the making of the exchange offer or the acceptance of tenders would not be in compliance with the laws of such jurisdiction.

    If you wish us to tender any or all of your old securities held by us for your account or benefit, please so instruct us by completing, executing and returning to us the attached instruction form. THE ACCOMPANYING LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATIONAL PURPOSES ONLY AND MAY NOT BE USED BY YOU TO EXCHANGE OLD SECURITIES HELD BY US AND REGISTERED IN OUR NAME FOR YOUR ACCOUNT OR BENEFIT.
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                                  INSTRUCTIONS

    The undersigned acknowledge(s) receipt of your letter and the material enclosed with and referred to in your letter relating to the exchange offer of Zions Bancorporation.

    This will instruct you to tender for exchange the aggregate principal amount of old securities indicated below (or, if no aggregate principal amount is indicated below, all old securities) held by you for the account or benefit of the undersigned, pursuant to the terms and conditions set forth in the prospectus and the letter of transmittal.

   Aggregate principal amount of old securities to be tendered for exchange:*
                                $______________

*I (we) understand that if I (we) sign this instruction form without indicating an aggregate principal amount of old securities in the space above, all old securities held by you for my (our) account will be tendered for exchange.

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Signature(s)

Name(s) (Please print)

Taxpayer Identification or
Social Security Number(s)

Capacity (full title), if signing in a
fiduciary or representative capacity

Telephone (Include area code)

Address (Include zip code)

Date
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